UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 8, 2016

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On December 8, 2016, American Tower Corporation (the “Company”) issued 1,171,187 shares of its common stock, par value $0.01 per share (“Common Stock”), directly to ALLTEL Communications, LLC (“Alltel”), pursuant to the Lease and Sublease by and among American Towers LLC, the Company, Alltel and the other parties thereto, dated as of April 2, 2001, as amended from time to time (the “Lease”), in consideration of the Company's exercise of its purchase option under the Lease related to 1,523 communications towers.

The shares were issued pursuant to a prospectus supplement dated December 5, 2016 and an accompanying prospectus dated June 3, 2016 under the Company’s shelf registration statement on Form S-3 (File No. 333-211829). There were no placement agents or underwriters used in connection with the offering. The issued shares were included in the Company's previously disclosed diluted share number.

Item 9.01    Financial Statements and Exhibits.

A copy of the opinion of Cleary Gottlieb Steen & Hamilton LLP with respect to the legality of the shares of Common Stock being offered is filed herewith as Exhibit 5.1.

(d)    Exhibits

Exhibit No.	Description

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP in connection with the offering of shares of Common Stock.
23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	December 8, 2016	By:	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP in connection with the offering of shares of Common Stock.
23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).